Exhibit 10.16

GREEKTOWN SUPERHOLDINGS, INC.
STOCK INCENTIVE PLAN

GREEKTOWN SUPERHOLDINGS, INC.
STOCK INCENTIVE PLAN

          Section 1. Purpose of the Plan. The purpose of the Greektown Superholdings, Inc. Stock Incentive Plan (the “Plan”) is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.

          Section 2. Definitions. As used herein, the following definitions shall apply:

                    2.1. “Award” means the grant of Restricted Stock, Options, SARs, Restricted Stock Units or other stock-based awards under the Plan.

                    2.2. “Award Agreement” means the written agreement, instrument or document evidencing an Award.

                    2.3. “Board” means the Board of Directors of the Company.

                    2.4. “Cause” means,

                              (a) if the applicable Participant is party to an employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;

                              (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement;

                               (c) if neither (a) nor (b) applies, then “Cause” shall mean, as determined by the Committee in its sole discretion, (i) the Participant’s willful misconduct or gross negligence in connection with the performance of the Participant’s duties for the Company or its Subsidiaries; (ii) the Participant’s conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Participant’s engaging in any business that directly or indirectly competes with the Company or its Subsidiaries; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company or its Subsidiaries to a competitor or an unauthorized person.

                    2.5. “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following:

                              (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” or “group” (as those terms are used in Section 13(d) or 14(d) of the Exchange Act)) other than a Permitted Holder;

                              (b) the consummation of a plan relating to the liquidation or dissolution of the Company;

                              (c) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than a Permitted Holder, becomes the beneficial owner, directly or indirectly (including through a direct or indirect parent company), of more than 50% of the corporate stock of the Company that is at the time entitled to vote in the election of the Board, measured by voting power rather than number of shares; or

                              (d) the first day on which a majority of the members of the Board are not Continuing Directors.

Notwithstanding the foregoing, with respect to any Award issued under the Plan, which is subject to Section 409A of the Code, no event shall set forth above shall be deemed to be a Change in Control, unless such event would also be considered a “change in ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation” under Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder.

                    2.6. “Code” means the Internal Revenue Code of 1986, as amended.

                    2.7. “Common Stock” means the common stock of the Company, par value $0.01 per share.

                    2.8. “Company” means Greektown Superholdings, Inc., a Delaware corporation, or any successor corporation.

                    2.9. “Committee” means the Compensation Committee of the Board, provided that the Committee shall have at least two members, each of whom, at any time during which the Plan is intended to comply with Section 162(m) of the Code, shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

                    2.10. “Consultant” means a natural person who provides bona fide services to the Company.

                    2.11. “Continuing Directors” means, as of any date of determination, any member of the Board who: (a) was a member of the Board on the Effective Date; or was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                    2.12. “Disability” means, unless otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                    2.13. “Effective Date” means the date that the Plan is approved by Board.

                    2.14. “Employee” means an officer or other employee of the Company or a Subsidiary, including a director who is such an employee.

                    2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                    2.16. “Fair Market Value” means, on any given date (i) if the shares of Common Stock are then listed on a national securities exchange, the closing sales price per share of Common Stock on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if shares of Common Stock are not then listed on a national securities exchange but are then quoted on another stock quotation system, the closing price for the shares of Common Stock as quoted on such quotation system on such date, or if no sale was made on such date on such quotation system, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code and the regulations thereunder.

                    2.17. “Non-Employee Director” means a member of the Board who is not an Employee.

                    2.18. “Non-Qualified Option” means an Option or portion thereof not intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code.

                    2.19. “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of shares of Common Stock at a specified price. Options granted under the Plan shall be Non-Qualified Options.

                    2.20. “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.

                    2.21. “Performance Goals” means any goals established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance Goals may be based upon: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its Subsidiaries (or any business unit of the Company or any of its Subsidiaries); and any combination of any of the foregoing criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

                    2.22. “Performance Period” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

                    2.23. “Permitted Holder” means each of John Hancock Strategic Income Fund, John Hancock Trust Strategic Income Trust, John Hancock Funds II Strategic Income Fund, John Hancock High Yield Fund, John Hancock Trust High Income Trust, John Hancock Funds II High Income Fund, John Hancock Bond Fund, John Hancock Income Securities, John Hancock Investors Trust, John Hancock Funds III Leveraged Companies Fund, John Hancock Funds II Active Bond Fund, John Hancock Funds Trust Active Bond Trust, Manulife Global Fund U.S. Bond Fund, Manulife Global Fund U.S. High Yield Fund, Manulife Global Fund Strategic Income, MIL Strategic Income Fund, Brigade Capital Management, Sola Ltd, and Solus Core Opportunities Master Fund Ltd or any of their Affiliates.

                    2.24. “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                    2.25. “Restricted Stock” means Common Stock awarded by the Committee under Section 6.3 of the Plan.

                    2.26. “Restricted Stock Unit” means the right granted under Section 6.4 of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one share of Common Stock. Unless otherwise provided in an Award Agreement, all RSU shall be settled in shares of Common Stock.

                    2.27. “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to forfeiture.

                    2.28. “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan. Unless otherwise provided in an Award Agreement, all SARs shall be settled in shares of Common Stock.

                    2.29. “Securities Act” means the Securities Act of 1933, as amended.

                    2.30. “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

          Section 3. Eligibility. Any Employee, Non-Employee Director or Consultant shall be eligible to receive an Award under the Plan.

          Section 4. Administration and Implementation of the Plan.

                    4.1. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Participants, persons claiming rights from or through Participants and shareholders of the Company.

                    4.2. Notwithstanding Section 4.1, the Committee may delegate to one or more officers or Board members the authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder. Additionally, at any time during which the Plan is not intended to comply with Section 162(m) of the Code, the Committee may delegate to one or more officers or Board members the authority to grant Awards to any eligible individuals.

                    4.3. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (viii) construe and interpret the Plan; and (ix) make all other determinations as the Committee may deem necessary or advisable for the administration of the Plan; provided, however, that the Committee shall be prohibited from effecting a repricing of any outstanding Award without shareholder approval.

          Section 5. Shares of Common Stock Subject to the Plan.

                    5.1. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Common Stock available for Awards under the Plan shall be 125,000 (the “Plan Limit”). Notwithstanding the foregoing, no more than 25,000 shares may be awarded to any Participant in any one calendar year. For purposes of determining the number of shares available for Awards under the Plan, each stock-settled SAR shall count against the Plan Limit based on the number of shares underlying the exercised portion of such SAR rather than the number of shares issued in settlement of such SAR. Any shares tendered, with the Committee’s approval, by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.

                    5.2. If any shares subject to an Award under the Plan are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.

          Section 6. Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of a Participant’s employment or other relationship with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, in any case, any such action is permitted under Code Section 409A). The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

                    6.1. Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. The grant of Options shall be subject to the following terms and conditions:

                              (a) Exercise Price. The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

                              (b) Term of Options. The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years.

                              (c) Exercise of Option. Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with shares of Common Stock, with any combination of cash and shares of Common Stock, or with other legal consideration that the Committee may deem appropriate, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. Participants who are subject to the reporting requirements of Section 16 of the Exchange Act may elect to pay all or a portion of the exercise price of an Option by directing the Company to withhold shares of Common Stock that would otherwise be received upon exercise of such Option.

                              (d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due to the Participant and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a Participant’s termination of service by the Company or a Subsidiary without Cause, (ii) one year in the event of a Participant’s termination of service due to death or Disability and (iii) 30 days in the event of a Participant’s voluntary termination of service; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause.

                    6.2. Stock Appreciation Rights. An SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

                              (a) General. Each Award Agreement with respect to an SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which an SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, method of settlement (in cash, Common Stock or a combination thereof), method by which Common Stock will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of any SAR.

                              (b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited with no further compensation due to the Participant and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a Participant’s termination of service by the Company or a Subsidiary without Cause, (ii) one year in the event of a Participant’s termination of service due to death or Disability and (iii) 30 days in the event of a Participant’s voluntary termination of service; provided, however, that in no event shall any SAR be exercisable after its stated term has expired. All of a Participant’s SARs, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause.

                              (c) Term. The term of an SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.

                    6.3. Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:

                              (a) General. Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period, if any, and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of Performance Goals or a combination thereof.

                              (b) Transferability. During the Restriction Period, if any, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

                              (c) Shareholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a shareholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or shares of Common Stock) and to vote such shares of Restricted Stock. Dividends shall be subject to the same restrictions as the underlying Restricted Stock unless otherwise provided by the Committee.

                              (d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock held by such Participant shall be forfeited with no further compensation due the Participant.

                    6.4. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:

                             (a) Restriction Period. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of Performance Goals or a combination thereof.

                             (b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

                             (c) Settlement. Unless otherwise provided in an Award Agreement (i) an Award of Restricted Stock Units shall be settled in shares of Common Stock, provided that any fractional Restricted Stock Units shall be settled in cash and (ii) subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the date of grant through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 30 days after the expiration of the Restriction Period (or applicable portion thereof).

                              (d) Shareholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a shareholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared during the Restriction Period and, if applicable, any deferral period, on the shares of Common Stock represented by an Award of Restricted Stock Units will be credited to the Participant’s account and deemed to be reinvested in additional Restricted Stock Units, such additional Restricted Stock Units to be subject to the same forfeiture restrictions and payment elections, if any, as the Restricted Stock Units to which they relate.

                    6.5. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those Awards provided in Sections 6.1, 6.2, 6.3 or 6.4 hereof) that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan.

          Section 7. Change in Control.

                    7.1. General. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control, the Committee, in its discretion, may accelerate the vesting and, if applicable, exercisability of all outstanding Awards such that all outstanding Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control).

                    7.2. Options and SARs. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control, the Committee, in its discretion, may take one or more of the following actions with respect to all Options and SARs that are outstanding as of such Change in Control: (a) cancel all outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with an exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of the Common Stock on the date of such Change in Control shall be cancelled with no payment due the Participant; (b) terminate all Options or SARs, effective immediately prior to the Change in Control, provided that the Company provides the Participant an opportunity to exercise such Award within a specified period following the Participant’s receipt of a written notice of such Change in Control and the Company’s intention to terminate such Awards, effective immediately prior to such Change in Control; or (c) require the successor corporation, following a Change in Control if the Company does not survive such Change in Control, to assume all outstanding Options or SARs and to substitute such Options or SARs with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Participants with respect to such Options or SARs.

                    7.3. Restricted Stock Units. The Committee may provide in an Award Agreement or an election form that, upon the occurrence of a Change in Control, all vested Restricted Stock Units shall become immediately payable.

                    7.4. Other Awards. Upon the occurrence of a Change in Control, the Committee may take such other actions as it deems appropriate with respect to any other type of Award granted under the Plan.

The judgment of the Committee with respect to any matter referred to in this Section 7 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

               Section 8. Adjustments upon Changes in Capitalization.

                              8.1. In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall proportionately and equitably adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards,

(ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, (iv) the limits described in Section 5 of the Plan and (v) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award.

                    8.2. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 8.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

          Section 9. Termination and Amendment.

                    9.1. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders if (i) such action would decrease the price at which outstanding Awards may be exercised or (ii) such shareholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s shareholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such modification is necessary to ensure a deduction under Section 162(m) of the Code, if applicable, or to avoid the additional tax described in Section 409A of the Code.

                    9.2. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, unless such modification is necessary to ensure a deduction under Section 162(m) of the Code, if applicable, or to avoid the additional tax described in Section 409A of the Code.

                    9.3. Notwithstanding anything in this Section 9 to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of an Award intended to satisfy the “qualified performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder.

          Section 10. No Right to Award, Employment or Service. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of this Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation.

          Section 11. Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Participants who are subject to the reporting requirements of Section 16 of the Exchange Act may elect to direct to the Company to withhold shares of Common Stock that would otherwise be received upon the vesting, settlement or exercise of an Award to satisfy the withholding taxes applicable to such Award. Withholding of taxes in the form of shares of Common Stock with respect to an Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

          Section 12. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

          Section 13. Securities Law Requirements.

                    13.1. No shares of Common Stock may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company’s Common Stock under any state or federal law, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.

                    13.2. The Committee may require, as a condition to the issuance of shares hereunder, representations, warranties and agreements to the effect that such shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act, and the rules and regulations thereunder.

          Section 14. Termination. Unless earlier terminated, the Plan shall terminate on the 10th anniversary of its approval by the Board, and no Awards under the Plan shall thereafter be granted.

          Section 15. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.

          Section 16. Governing Law. The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the conflict of laws principles thereof.

          Section 17. Effective Date. The Plan shall become effective upon the Effective Date.